Exhibit 99.1

MNTN Reports Record Fourth Quarter and Full Year 2025 Results
•Fourth quarter revenue grew 36% year-over-year to $87.1 million, adjusting for the divestiture of Maximum Effort in Q2'25.
•Fourth quarter gross margin improved to 82% from 77% in Q4 2024.
•Fourth quarter positive net income of $34.5 million and Adjusted EBITDA grew 36% year-over-year to $28.1 million.
•Full year revenue grew 36% year-over-year to $284.7 million, adjusting for the divestiture of Maximum Effort in Q2'25.
NEW YORK, New York – February 10, 2026 – MNTN (NYSE: MNTN), a technology platform that brings performance marketing to Connected TV, today announced its operational and financial results for the fourth quarter and full year, ended December 31, 2025.
MNTN is redefining how brands use television - making TV advertising as measurable, precise, and performance-driven as search and social. MNTN’s software is unlocking television for millions of small to midsized businesses, allowing them to turn Connected TV into a core part of their growth strategy.
Fourth Quarter and Full Year 2025 Financial Highlights:
(Unless otherwise noted, all comparisons are relative to the fourth quarter or full year of 2024).

Fourth Quarter 2025
•Fourth quarter revenue grew 36% year-over-year to $87.1 million, adjusting for the divestiture of Maximum Effort on April 1st, 2025.
•Total fourth quarter GAAP revenue grew 25% year-over-year, including the contribution of Maximum Effort revenue in Q4 2024.
•Fourth quarter gross margin improved to 82% from 77% in Q4 2024, up 530 basis points year-over-year.
•Fourth quarter net income was $34.5 million, compared to a net loss of $4.0 million in the prior year period.
•Adjusted EBITDA increased to $28.1 million, representing 32% of revenue, compared to Adjusted EBITDA of $20.7 million, which was 30% of revenue, in Q4 2024.
•The Company ended the quarter with $210 million in cash and cash equivalents, and no borrowings outstanding.
Full Year 2025
•Full year 2025 revenue grew 36% year-over-year to $284.7 million, adjusting for the divestiture of Maximum Effort.
•Total full year GAAP revenue grew 29% year-over-year to $290.1 million, including the contribution of Maximum Effort revenue in 2024 and Q1 2025.
•Full year gross margin improved to 77%, up 560 basis points from 2024.
•Full year net loss was $6.4 million, including a one-time charge of $23.0 million related to the Company's IPO, compared to a net loss of $32.9 million in 2024.
•Adjusted EBITDA grew to $68.0 million, representing 23% of revenue, compared to Adjusted EBITDA of $38.8 million, representing 17% of revenue in 2024.

Below are tables reconciling revenue growth and gross margin including and excluding the impact of the Maximum Effort divestiture on April 1, 2025. An additional table below outlines the growth in trailing twelve month active PTV customer count.

Revenue and Gross Profit by Quarter and Full Year
(Dollars in millions)

Revenue	2024					2025
	Q1	Q2	Q3	Q4	2024	Q1	Q2	Q3	Q4	2025
MNTN, excluding Maximum Effort	$40.5	$51.2	$53.4	$64.2	$209.3	$59.1	$68.5	$70.0	$87.1	$284.7
YoY Growth %	17%	36%	40%	36%	33%	46%	34%	31%	36%	36%
Maximum Effort	$3.3	$3.7	$3.7	$5.6	$16.3	$5.4	$—	$—	$—	$5.4
YoY Growth %	(23)%	(31)%	(14)%	15%	(13)%	65%	n/m	n/m	n/m	(67)%
MNTN Total[1]	$43.8	$54.8	$57.1	$69.8	$225.6	$64.5	$68.5	$70.0	$87.1	$290.1
YoY Growth	12%	28%	35%	34%	28%	47%	25%	23%	25%	29%

Gross Profit	2024					2025
	Q1	Q2	Q3	Q4	2024	Q1	Q2	Q3	Q4	2025
MNTN, excluding Maximum Effort[1]	$28.4	$37.3	$39.9	$50.6	$156.2	$42.4	$52.7	$55.2	$71.5	$221.7
Gross Margin %	70%	73%	75%	79%	75%	72%	77%	79%	82%	78%
Maximum Effort	$0.4	$0.9	$1.0	$3.0	$5.3	$2.3	-$0.1	$—	$—	$2.2
Gross Margin %	14%	24%	27%	54%	33%	43%	n/m	n/m	n/m	n/m
MNTN Total[1]	$28.8	$38.1	$40.9	$53.6	$161.5	$44.7	$52.6	$55.2	$71.5	$223.9
Gross Margin %	66%	70%	72%	77%	72%	69%	77%	79%	82%	77%
1The sum of the four quarters does not equal the full year amount due to rounding.

Trailing Twelve Months Active PTV Customer Count

	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025
Number of Active PTV Customers (TTM)	1,426	1,578	1,746	1,990	2,225	2,647	3,020	3,316	3,632

"We delivered strong revenue growth of 36% year-over-year for the fourth quarter and full year, driven by the strength of our Performance TV platform," said Mark Douglas, CEO of MNTN. "Al has been a core driver of our platform and will remain a key focus in 2026 - from being the first company to offer Al-powered consumer targeting with MNTN Matched to faster creative through QuickFrame Al and now introducing Al-driven media planning - all built to deliver better performance on TV from day one. Our strong customer growth, expanding margins, and continued innovation across our platform positions MNTN for sustained, profitable growth."
Recent Highlights:
•Active Performance TV customers grew 63% year-over-year in the trailing twelve months ended December 31, 2025 as compared to the trailing twelve months ended December 31, 2024, reflecting continued expansion across MNTN’s small and mid-sized business customer base.
•QuickFrame AI unveiled several major feature updates and continues to scale rapidly as one of the fastest-growing tools in the MNTN suite. New advanced creative controls, like consistent characters and locations across videos, designed to enable advertisers to create ready-to-air TV and social video in minutes, dramatically reducing production time and accelerating campaign launches across MNTN.
•Expanded access to the most premium TV inventory - including live sports, breaking news, and major cultural moments - delivering stronger performance and opening these opportunities to Performance TV advertisers for the first time through a broader set of partnerships, including leaders like Magnite (NASDAQ: MGNI).

•MNTN advanced its measurement capabilities to give advertisers clearer performance visibility, reinforcing CTV as a measurable growth channel, supported by an integration with Northbeam’s deterministic, first-party attribution technology.

“We reported strong fourth quarter revenue growth, gross margin expansion, and Adjusted EBITDA improvement, closing out a record year at MNTN,” said Patrick Pohlen, MNTN’s Chief Financial Officer. "Our impressive bottom line results were driven by increased revenue and gross margin expansion, demonstrating the leverage inherent in our model as we scale. Our balance sheet remains strong, ending the quarter with $210 million in cash and cash equivalents with no borrowings, and we remain excited by the market opportunity- transforming TV into a measurable, performance-driven advertising channel."

First Quarter 2026 Outlook:
•Revenue is expected to be between $71.3 million and $73.3 million, representing expected year-over-year growth of 22.3% at the midpoint excluding the impact of the Maximum Effort divestiture, and 12.1% year-over-year growth on a GAAP basis.
•Adjusted EBITDA is expected to be between $13 million and $14 million.
Full Year 2026 Outlook:
•Revenue is expected to be between $345 million and $355 million, representing expected year-over-year growth of 22.9% at the midpoint excluding the impact of the Maximum Effort divestiture, and 20.7% year-over-year growth on a GAAP basis.
•Adjusted EBITDA is expected to be between $94.6 million and $99.6 million.
Live Webcast Details:
MNTN management will host a live webcast to discuss these results and provide a business update on Tuesday, February 10, 2026 at 4:30 p.m. Eastern Time.
Date: Tuesday, February 10, 2026
Time: 4:30 PM (ET) / 1:30 PM (PT)
Hosts: Mark Douglas, CEO and Patrick Pohlen, CFO
Webcast: The live webcast, pre-registration for the event, and any related materials can be accessed from both the Quarterly Results and the Events & Presentations page of the MNTN investor relations website at https://ir.mountain.com/.

A replay of the webcast will also be accessible through the MNTN investor relations website shortly following the call and will be available for at least seven days.
About MNTN, Inc.
MNTN (NYSE: MNTN) is the Hardest Working Software in Television™, bringing unrivaled performance and simplicity to Connected TV advertising. Our self-serve technology makes running TV ads as easy as search and social and helps brands drive measurable conversions, revenue, site visits, and more. MNTN was named one of Fast Company’s Most Innovative Companies and Next Big Things in Tech and was recently featured on the cover of INC’s Best in Business Issue. For more information, please visit https://mountain.com/.
Forward-Looking Statements:
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact contained in this press release should be considered forward-looking statements, including, but not limited to, statements regarding our future results of operations and financial position, including our first quarter and full year 2026 revenues and Adjusted EBITDA outlook and expectations regarding gross margin improvement, assumptions, prospects, business strategy, and plans and objectives of management for future operations, the performance of our products and benefits to customers, potential partnerships, opportunity and demand, and industry and market trends. Without limiting the foregoing, in some cases, you can identify forward-looking statements by terms such as “aim,” “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words.
Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to: our dependence on the growth and expansion of CTV and performance marketing using CTV, including if the adoption of CTV by customers develops more slowly than we expect, as well as the reduced growth and expansion of our PTV platform; our dependence on a limited number of large customers and our ability to attract new customers, expand existing customer usage of our platform or achieve our customers’ return on ad spend and other specific campaign goals; our dependence on demand for advertising, including factors that affect the level of demand and resulting amount of spend on general and digital advertising, such as economic downturns, geopolitical conflicts, supply chain shortages, interest rate volatility, labor shortages, actual or perceived instability in the banking industry and inflation and any health epidemics or other contagious outbreaks; our results of operations may fluctuate significantly and may not meet our expectations or those of securities analysts and investors; seasonal fluctuations in the demand for digital advertising and our solutions; our short operating history in PTV; inability to manage our growth effectively, and maintain the quality of our platform as we expand; failure of our sales and marketing efforts to yield the results we seek; our product development and innovation may be inefficient or ineffective; our customers' material reduction of the use of our platform; errors, defects, or unintended performance problems with our platform; changes or developments in the laws, regulations and industry requirements related to data privacy, data protection, information security and consumer protection, and failure to comply with such laws, regulations and industry requirements; inability to collect, use, and disclose data, including the use of pixels or other similar technologies; the use of digital advertising is rejected by consumers, through opt-in, opt-out, or ad-blocking technologies or other means that limit the effectiveness of our platform; inability to increase the scale and efficiency of our technology infrastructure to support our growth and transaction volumes; incurrence of cyberattacks or privacy or data breaches resulting in platform outages or disruptions; failure to detect or prevent fraud on our platform, or malware intrusion into the systems or devices of our customers and their audiences; the intensely competitive market that we operate in; inability to maintain our corporate culture as we grow or as we adapt to an entirely remote work environment, including if we fail to attract, retain, and motivate key personnel; inability to identify and integrate future acquisitions and new technologies; our reliance on technological intermediaries to purchase ad inventory on behalf of customers; the impact of any health epidemics contagious outbreaks, the ongoing conflicts in Ukraine, the Middle East and tensions between China and Taiwan, and changes in the macroeconomic conditions on global markets, including inflation and interest rate volatility, the advertising industry and our results of operations, and the response by governments and other third parties; unfavorable or otherwise costly outcomes of lawsuits and claims that arise from the extensive laws and regulations to which we are subject; risks related to taxation matters; risks related to the ownership of our Class A common stock; and other important factors discussed in Part II, Item 1A. “Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025, as any such factors may be updated from time to time in our other filings with the SEC, including, without limitation, our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, accessible on the SEC’s website at www.sec.gov and our Investor Relations page on our website at https://ir.mountain.com.
Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. The forward-looking statements in this release are based on information available to us as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.
Non-GAAP Financial Measures
We use certain non-GAAP financial measures, including EBITDA and Adjusted EBITDA in this press release. EBITDA is defined as net income (loss) adjusted to exclude depreciation and amortization expense, interest income (expense), net, and income tax provision. Adjusted EBITDA is defined as net income (loss) adjusted to exclude depreciation and amortization expense, interest income (expense), net, and income tax provision, as further adjusted to exclude stock-based compensation expense, fair value adjustments on outstanding warrants, contingent liabilities and embedded derivatives, acquisition costs including legal costs associated with prior acquisitions, legal settlements and loss on debt extinguishment, which are items that we believe are not indicative of our core operating performance.

Adjusted EBITDA is a supplemental measure of our performance, is not defined by or presented in accordance with GAAP and should not be considered in isolation or as an alternative to net loss, net loss margin or any other performance measure prepared in accordance with GAAP. Adjusted EBITDA is presented because we believe it provides useful supplemental information to investors, analysts, and rating agencies regarding our operating performance and our capacity to incur and service debt and is frequently used by these parties in evaluating companies in our industry. By presenting Adjusted EBITDA we provide a basis for comparison of our business operations between periods by excluding items that we do not believe are indicative of our core operating performance. We believe that investors’ understanding of our performance is enhanced by including this non-GAAP financial measure as a reasonable basis for comparing our ongoing results of operations. Additionally, management uses Adjusted EBITDA as a supplemental measure of our performance because it assists us in comparing the operating performance of our business on a consistent basis between periods, as described above.

Although we use Adjusted EBITDA as described above, Adjusted EBITDA has significant limitations as analytical tools. Some of these limitations include:
•such measure does not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;
•such measure does not reflect changes in, or cash requirements for, our working capital needs;
•such measure does not reflect the interest expense, or the cash requirements necessary to service interest or principal payments on our debt;
•such measure does not reflect our tax expense or the cash requirements to pay our taxes;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and such measure does not reflect any cash requirements for such replacements; and
•other companies in our industry may calculate such measure differently than we do, thereby further limiting its usefulness as comparative measures.

Due to these limitations, Adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using this non-GAAP measure only supplementally. As noted in the table below, Adjusted EBITDA includes adjustments for items that we believe are not indicative of our core operating performance. It is reasonable to expect that these items will occur in future periods. However, we believe these adjustments are appropriate because the amounts recognized can vary significantly from period-to-period, do not directly relate to the ongoing operations of our business and complicate comparisons of our internal operating results between periods and with the operating results of other companies over time. Each of the normal recurring adjustments and other adjustments described in this paragraph and in the reconciliation table below help management with a measure of our core operating performance over time by removing items that are not related to day-to-day operations. Nevertheless, because of the limitations described above, management does not view Adjusted EBITDA in isolation and also uses other measures, such as revenue, operating loss and net loss, to measure operating performance.

Set forth below are reconciliations of the Company’s most directly comparable financial measures calculated in accordance with GAAP to these non-GAAP financial measures.

A reconciliation of the Company’s non-GAAP financial measure guidance to the most directly comparable GAAP financial measure cannot be provided without unreasonable efforts and is not provided herein because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation and certain other items reflected in our reconciliation of historical non-GAAP financial measures, the amounts of which could be material.

Website Disclosure
Investors and others should note that MNTN announces material financial and operational information to its investors using press releases, SEC filings and public conference calls and webcasts, as well as its investor relations site at ir.mountain.com. MNTN may also use its website as a distribution channel of material information about the company. In addition, you may automatically receive email alerts and other information about MNTN when you enroll your email address by visiting the “Investor Email Alerts” option under the Resources tab on ir.mountain.com.

Investor Relations Contact
ir@mountain.com

Media Contact
press@mountain.com

MNTN, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	As of
	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$210,160	$82,562
Accounts receivable, net	61,837	66,900
Prepaid expenses and other current assets	14,476	8,931
Total current assets	286,473	158,393
Internal use software, net	17,804	12,446
Property and equipment, net	—	100
Intangible assets, net	12,722	15,352
Goodwill	51,903	51,903
Deferred tax assets, net	9,400	—
Other assets, non-current	—	550
Total assets	$378,302	$238,744
Liabilities, Redeemable Convertible Preferred Stock and Stockholders' Equity (Deficit)
Current liabilities:
Accounts payable and accrued expenses	$59,543	$63,564
Accrued payroll and related liabilities	3,352	3,238
Short-term note payable	—	579
Convertible debt	—	49,670
Embedded derivative liability	—	24,931
Other current liabilities	5,626	13,264
Total current liabilities	68,521	155,246
Warrant liabilities	—	18,858
Other liabilities, non-current	4,045	3,351
Total liabilities	72,566	177,455
Redeemable convertible preferred stock	—	168,888
Stockholders' equity (deficit):
Common stock	—	1
Class A and Class B common stock	7	—
Additional paid-in capital	577,043	147,255
Treasury stock	(10,025)	—
Notes receivable from employees	(181)	(173)
Accumulated deficit	(261,108)	(254,682)
Total stockholders' equity (deficit)	305,736	(107,599)
Total liabilities, redeemable convertible preferred stock and stockholders' equity (deficit)	$378,302	$238,744

MNTN, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
Revenue	$87,098	$69,812	$290,093	$225,571
Cost of revenues	15,630	16,180	66,153	64,051
Gross profit	71,468	53,632	223,940	161,520
Operating expenses:
Technology and development	15,185	8,901	49,239	32,662
Sales and marketing	23,035	20,687	90,370	76,102
General and administrative	12,069	13,517	57,657	51,772
Amortization of acquired intangibles	657	657	2,630	2,630
Total operating expenses	50,946	43,762	199,896	163,166
Operating income (loss)	20,522	9,870	24,044	(1,646)
Other income (expense):
Interest income (expense), net	1,941	(1,123)	3,485	(6,920)
Other income (expense), net	2,817	(7,172)	(43,529)	(18,525)
Total other income (expense)	4,758	(8,295)	(40,044)	(25,445)
Income (loss) before income tax provision	25,280	1,575	(16,000)	(27,091)
Income tax provision	(9,197)	5,595	(9,574)	5,786
Net income (loss)	$34,477	$(4,020)	$(6,426)	$(32,877)
Net income (loss) attributable to common stockholders	$34,477	$(4,020)	$(6,426)	$(32,877)
Earnings per share:
Basic	$0.47	$(0.28)	$(0.13)	$(2.38)
Diluted	$0.43	$(0.28)	$(0.13)	$(2.38)
Weighted average shares outstanding:
Basic	73,844,625	14,249,611	50,904,497	13,813,436
Diluted	79,724,041	14,249,611	50,904,497	13,813,436

MNTN, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Years Ended December 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(6,426)	$(32,877)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation	31,694	31,199
Change in value of embedded derivative	16,574	16,004
Change in value of warrant liabilities	(3,986)	2,899
Change in value of contingent liabilities	166	(329)
Change in value of convertible debt, excluding interest	4,395	—
Depreciation and amortization	9,870	8,345
Loss on extinguishment of convertible debt	26,436	—
Accretion of warrant discount on convertible debt	949	5,981
Interest accrued on convertible debt and short-term note payable	1,092	2,842
Provision for bad debts	1,873	2,199
Release of indemnification related to QuickFrame Holdback	(579)	—
Interest income from notes receivable	(447)	(3)
Provision for deferred income taxes	(9,524)	36
Change in operating assets and liabilities:
Accounts receivable	2,019	(18,890)
Prepaid expenses and other assets	(6,203)	1,461
Accounts payable and accrued expenses	(4,021)	13,623
Accrued payroll and related liabilities	114	(1,156)
Other liabilities	(7,525)	11,214
Net cash provided by operating activities	56,471	42,548
Cash flows from investing activities:
Issuance of short term notes receivable	(9,611)	—
Proceeds from short term notes receivable	5,000	—
Capitalized internal use software costs	(12,503)	(9,949)
Net cash used in investing activities	(17,114)	(9,949)
Cash flows from financing activities:
Proceeds from issuance of Class A common stock in initial public offering, net of underwriting discounts and commissions	125,328	—
Payments of initial public offering costs	(5,727)	—
Payments on revolving credit facility	—	(7,500)
Proceeds from revolving credit facility	—	2,500
Payments on settlement of convertible debt	(24,000)	—
Proceeds from exercises of stock options	2,665	328
Payments to repurchase common stock	(10,025)	(333)
Net cash provided by (used in) financing activities	88,241	(5,005)
Net increase in cash and cash equivalents	127,598	27,594
Cash and cash equivalents, beginning of year	82,562	54,968
Cash and cash equivalents, end of year	$210,160	$82,562

MNTN, INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
Net income (loss)	$34,477	$(4,020)	$(6,426)	$(32,877)
Interest (income) expense, net	(1,941)	1,123	(3,485)	6,920
Income tax provision	(9,197)	5,595	(9,574)	5,786
Depreciation and amortization expense	2,588	2,573	9,870	8,345
EBITDA	25,927	5,271	(9,615)	(11,826)
Stock-based compensation expense	4,452	7,829	31,694	31,199
Fair value adjustments	(2,753)	7,240	17,149	18,574
Acquisition costs	503	239	2,252	542
Legal settlements	—	119	70	314
Loss on debt extinguishment	—	—	26,436	—
Adjusted EBITDA	$28,129	$20,698	$67,986	$38,803